Exhibit 99.1

QuickLogic Reports Fiscal 2021 Third Quarter Results

San Jose, Calif. – November 17, 2021 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, and Endpoint AI solutions, today announced its financial results for the third quarter of fiscal 2021, ended October 3, 2021.

Recent Highlights

●  Q3 fiscal 2021 revenue of $3.9 million the highest since Q3 of fiscal 2015

●  Strong gross margin over 70% driven from the impact of IP-related products, the highest reported in company history

●  Raised gross proceeds of approximately $1.08 million through direct placement of shares to two long-time shareholders

●  Won a $2 million eFPGA contract, the largest eFPGA contract to date; revenue anticipated to be recognized equally in Q3 and Q4

●  Introduced Australis eFPGA IP Generator, a groundbreaking platform which automatically generates eFPGA for nearly any foundry/process node

●  Teamed with onsemi to integrate AI/Machine Learning algorithms to implement a wide range of industrial IoT applications

●  Partnered with Rubidium to provide a complete voice recognition solution for IoT edge applications

●  Expanded agreement with Digi-Key to include worldwide distribution of QuickLogic products

Fiscal 2021 Third Quarter Financial Results

Total revenue for the third quarter of fiscal 2021 was $3.9 million, an increase of 34% compared with the second quarter of 2021, and an increase of 117% compared with the third quarter of 2020. New product revenue was approximately $2.8 million in the third quarter of 2021, an increase of 119% compared with the second quarter of 2021, and an increase of 332% compared with the third quarter of 2020. The increases were primarily due to higher revenue from an eFPGA license and other services, as well as our sensor processing and connectivity products. Mature product revenue was $1.1 million in the third quarter of 2021, down 32% compared with the second quarter of 2021, and down 4% compared with the third quarter of 2020.

Third quarter 2021 GAAP gross margin was 70.8%, compared with 50.9% in the second quarter of 2021, and 51.9% in the third quarter of 2020.

Third quarter 2021 non-GAAP gross margin was 72.8%, compared with 51.5% in the second quarter of 2021, and 53.9% in the third quarter of 2020.

Third quarter 2021 GAAP operating expenses were $4.0 million, compared with $3.4 million in the second quarter of 2021, and $3.0 million in the third quarter of 2020.

Third quarter 2021 non-GAAP operating expenses were $3.2 million, compared with $3.3 million in the second quarter of 2021, and $2.6 million in the third quarter of 2020.

Third quarter 2021 GAAP net loss was $1.3 million, or $0.11 per share, compared with a net loss of $2.1 million, or $0.18 per share, in second quarter of 2021, and a net loss of $2.1 million, or $0.19 per share, in the third quarter of 2020.

Third quarter 2021 non-GAAP net loss was $0.4 million, or $0.03 per share, compared with a net loss of $1.9 million, or $0.16 per share, in second quarter of 2021, and a net loss of $1.7 million, or $0.15 per share, in the third quarter of 2020.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time today, November 17, 2021, to discuss its current financial results. The conference call will be webcast at QuickLogic’s IR Site Events Page at https://ir.quicklogic.com/ir-calendar. To join the live conference, you may dial (877) 407-0792 and international participants should dial (201) 689-8263 by 2:15 p.m. Pacific Time. No passcode is needed to join the conference call. A recording of the call will be available starting approximately one hour after completion. To access the recording, please call (412) 317-6671 and reference the passcode 13724124. The call recording, which can be accessed by phone, will be archived until Wednesday, November 24, 2021, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

QuickLogic uses its website (www.quicklogic.com), the company blog

(https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page

(https://www.facebook.com/QuickLogic), and LinkedIn page

(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes certain charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, expectations regarding our future business, and actual results may differ due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our newly acquired subsidiary SensiML Corporation; changes in product demand or supply; general economic conditions; political events, international trade disputes, natural disasters and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; the unpredictable and ongoing impact of the COVID-19 pandemic; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ materially from the results contemplated or implied are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/, and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is November 17, 2021, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

QuickLogic and logo are registered trademarks of QuickLogic. All other trademarks are the property of their respective holders and should be treated as such.

Company Contact

Brian Faith

Chief Executive Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@quicklogic.com

CODE: QUIK-E

-Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 3, 2021	September 27, 2020	July 4, 2021	October 3, 2021	September 27, 2020
Revenue	$3,858	$1,780	$2,882	$8,980	$6,134
Cost of revenue	1,126	857	1,416	3,638	3,092
Gross profit	2,732	923	1,466	5,342	3,042
Operating expenses:
Research and development	1,807	1,380	1,652	5,346	5,399
Selling, general and administrative	2,186	1,478	1,794	5,927	5,022
Restructuring expenses	—	111	—	—	624
Total operating expense	3,993	2,969	3,446	11,273	11,045
Loss from operations	(1,261)	(2,046)	(1,980)	(5,931)	(8,003)
Interest expense	(35)	(36)	(32)	(99)	(299)
Gain on forgiveness of debt		—	—		—
Interest income and other income (expense), net	(7)	27	(45)	1,133	94
Loss before income taxes	(1,303)	(2,055)	(2,057)	(4,897)	(8,208)
Provision for (Benefit from) income taxes	(21)	10	5	136	1
Net loss	$(1,282)	$(2,065)	$(2,062)	$(5,033)	$(8,209)
Net loss per share:
Basic and Diluted	$(0.11)	$(0.19)	$(0.18)	$(0.44)	$(0.88)
Weighted average shares:
Basic and Diluted	11,573	11,023	11,485	11,441	9,315

Note: Net loss equals to comprehensive loss for all periods presented.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	October 3, 2021	January 3, 2021
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$19,581	$22,748
Accounts receivable, net	2,012	1,688
Inventories	2,182	2,688
Other current assets	1,157	1,066
Total current assets	24,932	28,190
Property and equipment, net	542	548
Capitalized internal-use software, net	1,191	986
Right of use assets	1,722	1,839
Intangible assets, net	779	860
Goodwill	185	185
Other assets	279	280
TOTAL ASSETS	$29,630	$32,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$15,000	$15,000
Trade payables	1,376	935
Accrued liabilities	1,591	1,340
Deferred revenue	94	52
Lease liabilities, current	803	685
Total current liabilities	18,864	18,012
Long-term liabilities:
Notes payable - non-current	—	1,192
Lease liabilities, non-current	993	1,197
Other long-term liabilities	167	—
Total liabilities	20,024	20,401
Stockholders’ equity:
Common stock, par value	12	11
Additional paid-in capital	309,036	306,885
Accumulated deficit	(299,442)	(294,409)
Total stockholders’ equity	9,606	12,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,630	$32,888

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 3, 2021	September 27, 2020	July 4, 2021	October 3, 2021	September 27, 2020
US GAAP loss from operations	$(1,261)	$(2,046)	$(1,980)	$(5,931)	$(8,003)
Adjustment for stock-based compensation within:
Cost of revenue	78	37	18	132	80
Research and development	282	51	82	521	73
Selling, general and administrative	525	170	102	802	448
Restructuring expenses and asset write-offs (1)	—	120	—	—	633
Non-GAAP loss from operations	$(376)	$(1,668)	$(1,778)	$(4,476)	$(6,769)
US GAAP net loss	$(1,282)	$(2,065)	$(2,062)	$(5,033)	$(8,209)
Adjustment for stock-based compensation within:
Cost of revenue	78	37	18	132	80
Research and development	282	51	82	521	73
Selling, general and administrative	525	170	102	802	448
Restructuring expenses and asset write-offs	—	120	—	—	633
Non-GAAP net loss	$(397)	$(1,687)	$(1,860)	$(3,578)	$(6,975)
US GAAP net loss per share, basic and diluted	$(0.11)	$(0.19)	$(0.18)	$(0.44)	$(0.88)
Adjustment for stock-based compensation	0.08	0.03	0.02	0.13	0.07
Restructuring expenses and asset write-offs	0	0.01	0	0	0.06
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.15)	$(0.16)	$(0.31)	$(0.75)
US GAAP gross margin percentage	70.8%	51.9%	50.9%	59.5%	49.6%
Adjustment for stock-based compensation included in cost of revenue	2.0%	2.0%	0.6%	1.5%	1.3%
Non-GAAP gross margin percentage	72.8%	53.9%	51.5%	61.0%	50.9%

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2021	Q3 2020	Q2 2021	Q3 2021 to Q3 2020	Q3 2021 to Q2 2021
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	71%	36%	44%	332%	119%
Mature products	29%	64%	56%	(4)%	(32)%
Revenue by geography:
Asia Pacific (2)	20.0%	18%	32%	138%	(17)%
North America	67.0%	61%	20%	140%	361%
Europe	13.0%	21%	48%	31%	(65)%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes, eFPGA IP license, QuickAI and SensiML AI software as a service (SaaS) revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometer and includes related royalty revenue.

(2)	Certain prior period amounts have been reclassified to conform to current period presentation.